EXHIBIT 23.1

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in or incorporated by reference in this Form 10-K, into the Company's previously filed Form S-3 (Registration Statement File Nos. 33-70326 and 33-49176), Form S-4/A (Registration Statement File No. 333-36375) and Form S-8 (Registration Statement File Nos. 33-42516, 33-63501, 33-63503, 33-63499, 333-03937, 333-08475 and 333-45691).

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    March 30, 1998.